UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023 (February 25, 2023)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5730 Sky Pointe Dr. Suite 102, Las Vegas, NV 89130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(702) 879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2023, Paris Balaouras, the Company’s Chief Executive Officer and Chairman of the Board of Directors, submitted his resignation as Chief Executive Officer and Chairman of the Board of Directors effective as of February 25, 2023. Mr. Balaouras’ decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Tom Valenzuela will act as interim Chairman of the board effective as of February 25, 2023. The Company’s board of directors will manage the business while a search commences for a replacement Chief Executive Officer.

On February 24, 2023, the Company’s board of directors appointed Patricia Chinnici as interim Chief Financial Officer, effective as of February 25, 2023.

Patricia Chinnici

From 1998 until the present, Ms. Chinnici has performed as an outsourced financial consultant through her business, Trillium Group, concentrating on providing financial and controller services focused on bookkeeping, budgeting and financial reporting as the Chief Financial Officer for a range of businesses. Ms. Chinnici holds a BBA in Accounting from the University of Michigan - Stephen M. Ross School of Business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: March 1, 2023	By:	/s/ Tom Valenzuela
Tom Valenzuela
Interim Chairman of the board

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